Exhibit 23.4

Series A

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-11 of our report dated January 27, 2021, relating to the consolidated balance sheet of Series AMZL. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

7/23/2021